EXHIBIT 8.1


Principal Subsidiaries, Joint Ventures and Associates


                                                            Percentage of voting
At 31 December 2002                             Country       share capital held                              Principal activity
--------------------------------------------------------------------------------------------------------------------------------
UK
--
AstraZeneca UK Limited                          England                      100#                Research, production, marketing
AstraZeneca Insurance Company Limited           England                      100          Insurance and reinsurance underwriting
AstraZeneca Treasury Limited                    England                      100                                        Treasury


Continental Europe
------------------
NV AstraZeneca SA                               Belgium                      100                                       Marketing
ASP SA                                           France                      100                                      Production
AstraZeneca Pharma SA                            France                      100                 Research, production, marketing
AstraZeneca GmbH                                Germany                      100              Development, production, marketing
AstraZeneca Holding GmbH                        Germany                      100                           Production, marketing
AstraZeneca SpA                                   Italy                      100                           Production, marketing
AstraZeneca Farmaceutica Spain SA                 Spain                      100                           Production, marketing
AstraZeneca AB                                   Sweden                      100           Research and development, production,
                                                                                                                       marketing

Astra Tech AB                                    Sweden                      100                       Research and development,
                                                                                                           production, marketing

AstraZeneca BV                          The Netherlands                      100                                       Marketing

The Americas
------------
AstraZeneca do Brasil Ltda.                      Brazil                      100                           Production, marketing
AstraZeneca Canada Inc.                          Canada                      100                 Research, production, marketing
IPR Pharmaceuticals Inc.                    Puerto Rico                      100              Development, production, marketing
AstraZeneca LP                                       US                       99              Development, production, marketing
AstraZeneca Pharmaceuticals LP                       US                      100              Development, production, marketing
Salick Health Care, Inc.                             US                      100                   Provision of disease-specific
                                                                                                             healthcare services

Zeneca Holdings Inc.                                 US                      100                           Production, marketing

Asia, Africa & Australasia
--------------------------
AstraZeneca Pty Limited                       Australia                      100                 Research, production, marketing
AstraZeneca Pharmaceutical Co., Limited           China                      100                           Production, marketing
AstraZeneca Hong Kong Limited                 Hong Kong                      100                                      Production
AstraZeneca KK                                    Japan                       80                           Production, marketing

# shares held directly


The companies and other entities listed above are those whose results or financial position principally affected the figures shown in the Group's annual financial statements. A full list of subsidiaries, joint ventures and associates will be annexed to the Company's next annual return filed with the Registrar of Companies. The country of registration or incorporation is stated alongside each company. The accounting dates of principal subsidiaries and associates are 31 December, except for Salick Health Care, Inc. which is 30 November. AstraZeneca operates through 235 subsidiary companies worldwide. Products are manufactured in some 20 countries worldwide and are sold in over 100 countries.